                                                                   EXHIBIT 10.13


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of this ____ day of April, 2000 (the "Effective Date") by and between FLIGHTSERV.COM, a Delaware corporation (the "Company"), and TODD BOTTORFF, a resident of the State of Georgia ("Executive").


                              W I T N E S S E T H:

         WHEREAS, the Company desires to employ Executive and Executive desires to accept employment by the Company upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. EMPLOYMENT TERM. The Company shall employ Executive, and Executive shall be so employed, for a term commencing on the Effective Date and ending on the first anniversary of the Effective Date (the "Initial Term"), which employment shall be automatically renewed in consecutive one year terms unless either Executive or the Company notifies the other at least ninety (90) days prior to the end of the applicable term of its intention to terminate this Agreement (collectively, the Initial Term and any successive one year terms shall be referred to herein as the "Employment Term"). Within thirty days after the Effective Date, Executive shall become the Company's President and Chief Operating Officer, and shall retain those positions at all times thereafter during the Employment Term.

2. TIME AND EFFORTS. Executive shall diligently and conscientiously devote his time and efforts to the business of the Company as necessary to discharge his duties hereunder.

3.       COMPENSATION.

         (a) Base Salary. In consideration of the services of Executive, the Company shall pay to Executive a salary at an annual rate of $160,000 during the Employment Term, which shall be paid in accordance with the Company's standard payroll practices and procedures for its executives generally, but in no event less than monthly, and which the Company's Board of Directors (the "Board") may increase in its discretion from time to time (the "Base Salary").

         (b) Bonus. Executive shall be eligible to earn an annual bonus, which shall be determined by the Board in its discretion.

         (c)      Stock Option.

                  (1) Within twenty days after the Effective Date, the Company will grant Executive an option to purchase 500,000 shares of the Company's common stock (the "Option"),

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and the terms governing the Option shall include the following: (a) the option price per share shall be no greater than an amount equal to the closing price of a share of the Company's common stock reported on the American Stock Exchange as of April 13, 2000 or the date of grant, whichever is less, (b) the right to acquire fifty percent of the shares under the Option shall become exercisable six months after the Effective Date, and the right to acquire the remaining fifty percent of the shares under the Option shall become exercisable twelve months after the Effective Date, if Executive is employed as of either such date, (c) if the Executive's employment is terminated by the Company Without Cause or by Executive for Good Reason, or if a Change in Control occurs, then Executive will have the immediate right to acquire 100% of the shares under the Option, (d) the right to acquire shares under the Option shall not expire until at least ten years from the date of the grant, regardless of whether Executive remains employed, (e) if Executive's employment is terminated because he has a disability under Section 5(c) or because Executive dies, then Executive's (or his beneficiary's) rights to acquire shares under the Option shall become and remain exercisable as if Executive had not been terminated or had not died, and (f) other terms and conditions that are substantially the same as the terms and conditions governing the most recent options granted to the Company's other executives before the Effective Date.

                  (2) If Executive seeks to acquire by exercise of the Option all or part of the shares that have become exercisable and the Company declines to allow him to acquire such shares, whether because the Company has not obtained shareholder approval for the Option or otherwise, the Company shall pay Executive, within ten days after his attempt to acquire such shares,
(a) an amount equal to the difference between the number of shares Executive sought to acquire multiplied by the closing price for a share of the Company's common stock as of the date Executive sought to acquire such shares, on the one hand, and the option price per share set forth above in Section 3(c)(1)(a) multiplied by the number of shares Executive sought to acquire, on the other hand, and (b) an additional payment sufficient for Executive to pay any federal, state and local income tax and social security or other employment tax on the amount paid under Section 3(c)(2)(a), as well as any additional federal, state and local income tax and social security or other employment tax on any such payment, determined using the top marginal rates of federal, state and local income taxes and social security or other employment taxes applicable to the Executive's taxable income in effect for the year of payment.

                  (3) For purposes of this Agreement, "Change in Control" shall be deemed to have occurred if (a) a tender offer shall be made and consummated of the ownership of 50% or more of the outstanding voting securities of the Company, (b) the Company shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, other than affiliates (within the meaning of Rule 501 of the Securities Act of 1933) of any party to such merger or consolidation, (c) the Company shall sell substantially all of its assets to another corporation that is not wholly owned by the Company, or (d) a person, within the meaning of
Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date hereof) of the Securities Exchange Act of 1934, shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly beneficially or of record); provided, however, that in no event shall a financing transaction approved by the Board and entered into by the Company (e.g., additional rounds of venture


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capital financing) be deemed to constitute a "Change in Control" of the
Company. For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) (as in effect on the date hereof) pursuant to the Securities Exchange Act of 1934.

         (d)      Option Adjustments.

                  (1) Adjustments for Stock Dividends and Splits. The number of shares, and the option price per share, subject to the Option shall be equitably adjusted by the Company to reflect any change in the capitalization of the Company resulting from a stock dividend, split or reverse split such that the Executive's prospective percentage ownership of stock under the Option on a fully diluted basis after such dividend, split or reverse split is the same as the Executive's prospective percentage ownership of stock under the Option on a fully diluted basis immediately prior to such dividend, split or reverse split.

                  (2) Adjustments for Reclassification, Exchange and Substitution. If the stock issuable upon exercise of the Option shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, merger, share exchange or otherwise (other than a stock dividend, split or reverse split provided for above), the Option then in effect shall, concurrently with the effectiveness of such reorganization, reclassification, merger, share exchange or other transaction, be appropriately and equitably adjusted such that the Option shall be exercisable for, in lieu of the number of shares of stock which the holders would otherwise have been entitled to receive, that number of shares of such other class or classes of stock equivalent to the number of shares of stock that would have been subject to receipt by the holders upon exercise of the Option immediately before such change.

                  (3) Equitable Adjustments. In case at any time or from time to time the Company shall take any action affecting its stock, other than an action described above in this Section 3(d), options to purchase stock shall be granted to Executive in such manner and at such time as the Board may in good faith determine to be equitable in the circumstances.

                  (4) Certificate as to Adjustments. The Company shall, upon the written request at any time of any holder of the Option, furnish or cause to be furnished to such holder of the Option a certificate setting forth such adjustments and readjustments, the number of shares of stock for which the Option is exercisable at the time in effect and the amount, if any, of other property which at the time would be received upon exercise of the Option.

                  (5) Notices of Record Date. In the event that the Company shall propose at any time to take any action involving its stock that would trigger an adjustment under this Section 3(d), then, in connection with each such event, the Company shall send to each holder of the Option at least twenty (20) days' prior written notice of the occurrence of such action or the fixing of the record date for such action, whichever is earlier.

4. BENEFITS. Immediately upon execution of this Agreement, Executive shall be eligible to participate in all fringe benefit programs of the Company offered to professional employees


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generally as of the Effective Date and will be eligible to
participate in stock option and incentive plans offered to executives of the Company, as determined by the Board in its discretion.

5.       TERMINATION.

         (a) Cause. The Company may terminate Executive's employment under this Agreement without any liability at any time for Cause upon delivery of written notice of termination to Executive. For purposes of this Agreement, Cause means Executive (i) has been convicted of a misdemeanor involving moral turpitude or any felony; or (ii) has committed an act of fraud upon the Company or an act evidencing dishonesty toward the Company, which has materially damaged or prejudiced the Company, (iii) has misappropriated funds, property, or rights of the Company, (iv) has failed to comply in any material way with written policies or directives of the Board or Chief Executive Officer, which failure has a material adverse effect on the Company and has not been corrected by Executive within thirty (30) days after written notice from the Board of any such act or omission, or (v) has violated Section 7 of this Agreement.

         (b) Without Cause. In addition to its other termination rights, the Company may terminate this Agreement at any time Without Cause. "Without Cause" shall mean the Company has terminated Executive for any reason other than for Cause under Section 5(a), for Disability under Section 5(c), upon Executive's Death under Section 5(d), or by declining to renew the Employment Term for an additional one year period under Section 1.

         (c) Disability. If due to physical or mental illness Executive is unable to perform the essential functions of his position, even with reasonable accommodation, for one hundred eighty (180) days, the Company may terminate its obligations hereunder, except for those obligations provided for in the second sentence of Section 6(a) hereof.

         (d) Termination Upon Death. If the Executive should die during the Employment term of this Agreement, the Company's obligations under this Agreement shall cease, except for those obligations set forth in Section 6(b), and the Executive's employment shall be terminated.

         (e) Termination by the Executive. The Executive may terminate his employment hereunder (i) at any time if his health should become impaired to an extent that makes the continued performance of his duties hereunder hazardous to his physical or mental health, (ii) for Good Reason, but only if Executive has provided written notice to the Company that he believes circumstances have occurred that constitute Good Reason and the Company has failed to cure those circumstances within 30 days after receiving such written notice from Executive, (iii) within 90 days after a Change in Control, or (iv) upon 30 days written notice for any other reason. "Good Reason" shall mean any of the following circumstances have occurred without Executive's written consent: (a) the Company has materially altered Executive's responsibilities, duties, or position within the management hierarchy of the Company; (b) the Company has reduced Executive's Base Salary in effect immediately prior to such occurrence;
(c) the Company transfers Executive, without his express written consent, to a location that is more than thirty (30) miles from the city limits of Atlanta, Georgia or the city limits of such other city in which Executive maintains his principal place of business for the Company because he has


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previously provided his written consent to the Company to transfer to such other city; or (d) the Company otherwise fails to comply in any material respect with the terms of this Agreement.

         (f) Notice of Termination. Any termination by the Company or the Executive shall be communicated by written notice of termination to the other party in accordance with Section 9 of this Agreement.

6.       COMPENSATION UPON TERMINATION OR DURING DISABILITY.

         (a) During any period in which the Executive fails to perform his duties hereunder as a result of disability due to physical or mental illness, the Executive shall receive an amount which, when added to any disability benefits provided for by the Company, equals his Base Salary until the compensation and benefits received by the Executive pursuant to this Agreement are terminated under Section 5(c) hereof, or until the Executive terminates his employment under Section 5(e)(i) hereof, whichever first occurs. Following termination due to disability, the Executive shall receive such benefits and be paid such amounts as he/she is entitled to receive under the terms of the Company's applicable disability and other benefit plans.

         (b) If the Company terminates Executive's employment for Cause, or if Executive terminates his employment for any reason other than for Good Reason under Section 5(e)(ii), the Company shall pay Executive (i) his Base Salary earned through the date on which his employment is terminated and (ii) his earned but unpaid bonus, if any. The Company shall then have no further obligations to the Executive under this Agreement; provided, however, the Company will allow Executive, or his estate or beneficiaries, as the case may be, to receive the benefits to which the Executive is entitled under the terms of any applicable benefit plans and incentive and deferred compensation arrangements.

         (c) If the Company terminates Executive's employment by declining to renew the Employment Term for an additional one year period under Section 1, or if Executive dies, the Company shall (i) continue to pay Executive his Base Salary for a period of three months after the expiration of the Employment Term or the date of Executive's death, (ii) pay Executive his earned but unpaid bonus, if any, as of the date of the expiration of the Employment Term or the date of Executive's death, (iii) reimburse Executive for any COBRA premiums he pays to continue individual group health coverage for up to three months from the date of the expiration of the Employment Term, and (iv) allow Executive to receive the benefits to which Executive is entitled under the terms of any applicable benefit plans and incentive and deferred compensation arrangements.

         (d) If Executive terminates his employment for Good Reason, if Executive terminates his employment for any reason within 90 days after a Change in Control, or if the Company terminates Executive's employment Without Cause, the Company shall (i) continue to pay Executive his Base Salary for a period of twelve months after the date of such termination, (ii) pay Executive his earned but unpaid bonus, if any, as of the date of such termination, (iii) reimburse Executive for any COBRA premiums he pays to continue individual group health coverage for up to twelve months from the date of such termination, and
(iv) allow Executive to


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receive the benefits to which Executive is entitled under the terms of any applicable benefit plans and incentive and deferred compensation arrangements.

         (e) If the Company or the Company's accountants determine that the payments called for under this Agreement or any other payments or benefits made available to Executive by the Company or an affiliate of the Company will result in Executive being subject to an excise tax under Section 4999 of the Code ("Excise Tax") or if an Excise Tax is assessed against Executive as a result of such payments or other benefits, the Company shall make a Gross-Up Payment (as defined in this Section 6(e)) to or on behalf of Executive as and when such determination(s) and assessment(s), as appropriate, are made, subject to the conditions of this Section 6(e). A "Gross-Up Payment" shall mean a payment to or on behalf of Executive that shall be sufficient to pay (i) any Excise Tax in full, (ii) any federal, state and local income tax and Social Security or other employment tax on the payment made to pay such Excise Tax as well as any additional Excise Tax on the Gross-Up Payment, and (iii) any interest or penalties assessed by the Internal Revenue Service on the Executive if such interest or penalties are attributable to the Company's failure to comply with its obligations under this Section 6(e) or applicable law. Any determination under this Section 6(e) by the Company or the Company's accountants shall be made in accordance with Section 280G of the Code and any applicable related regulations (whether proposed, temporary or final) and any related Internal Revenue Service rulings and any related case law. Executive shall take such action (other than waiving Executive's right to any payments or benefits) as the Company reasonably requests under the circumstances to mitigate or challenge such tax. If the Company reasonably requests that Executive take action to mitigate or challenge, or to mitigate and challenge, any such tax or assessment and Executive complies with such request, the Company shall provide Executive with such information and such expert advice and assistance from the Company's accountants, lawyers and other advisors as Executive may reasonably request and shall pay for all expenses incurred in effecting such compliance and any related fines, penalties, interest and other assessments.

7.       RESTRICTIVE COVENANTS.

                  7.1 Definitions. The following definitions will apply to this Agreement:

                  (a) "Business" means an Internet-based, private jet aviation travel services business.

                  (b) "Customers" means actual customers or actively sought prospective customers of the Company.

                  (c) "Confidential Information" means any data or information of or regarding the Company, other than Trade Secrets, which is valuable to the Company, except (i) information which becomes generally available to the public other than as a result of a violation of this Agreement; (ii) information which was in the possession of a competitor of the Company prior to the execution of this Agreement; (iii) information disclosed to a competitor by a person or entity (other than the Executive or his affiliates) who has legitimate possession thereof and the unrestricted right to make such disclosure; and (iv) information that has been independently acquired or developed by the competitor.


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

                  (d) "Nondisclosure Period" means the period of Executive's employment by the Company (including employment, if any, after the expiration of the Employment Term) and two years thereafter.

                  (e) "Nonsolicitation Period" means (i) if Executive terminates his employment for any reason other than for Good Reason or if the Company terminates his employment for Cause, the period of Executive's employment by the Company (including employment, if any, after the expiration of the Employment Term) and two years thereafter, or (ii) if Executive terminates his employment for Good Reason or if the Company terminates his employment Without Cause, the period of Executive's employment by the Company (including employment, if any, after the expiration of the Employment Term) and six months thereafter.

                  (f) "Trade Secrets" means information, without regard to form, including, but not limited to, technical or nontechnical data, a formula, pattern, compilation, program, device, method, technique, drawing, process, financial data, financial plan, product plan, list of actual or potential customers or suppliers which is not commonly known by or available to the public and which information (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. For purposes of this Agreement, the term Trade Secrets does not include information that is or becomes generally known to the public other than as a result of a violation of this Agreement.

         7.2 Trade Secrets. Executive will hold in confidence at all times after the date hereof all Trade Secrets, and will not disclose, publish or make use at any time after the date hereof of the Trade Secrets, without the prior written consent of the Company. Notwithstanding anything to the contrary contained herein, the Executive shall not be prohibited hereunder from disclosing Trade Secrets if, in the opinion of counsel for the Executive, such disclosure is required by applicable law. In the event that the Executive is requested in any proceeding to disclose Trade Secrets, the Executive will provide the Company prompt written notice of such request so that the Company may seek an appropriate protective order or other remedy. In the event that such protective order or other remedy is not obtained, the Executive may disclose only that portion of the Trade Secrets which the Executive is advised by counsel is legally required to be disclosed, and shall exercise all reasonable efforts to obtain assurances that confidential treatment will be accorded such Trade Secrets. Nothing in this Agreement diminishes the Company's rights regarding the protection of trade secrets pursuant to applicable law.

         7.3 Trade Name. Executive will not, directly or by assisting others (except on behalf of the Company and its affiliates), own, manage, operate, join, control, consult or participate in the ownership, management, operation or control of any entity or venture that conducts Business under any corporate or trade name of the Company, without the prior written consent of the Company.


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         7.4      Confidential Information.

                  (a) During the Nondisclosure Period, Executive will hold in confidence all Confidential Information and will not disclose, publish or make use of Confidential Information, other than for Company Activities, without the prior written consent of the Company. Notwithstanding anything to the contrary contained herein, the Executive shall not be prohibited hereunder from disclosing Confidential Information if, in the opinion of counsel for the Executive, such disclosure is required by applicable law. In the event that the Executive is requested in any proceeding to disclose Confidential Information, the Executive will provide the Company prompt written notice of such request so that the Company may seek an appropriate protective order or other remedy. In the event that such protective order or other remedy is not obtained, the Executive may disclose only that portion of the Confidential Information which the Executive is advised by counsel is legally required to be disclosed, and shall exercise all reasonable efforts to obtain assurances that confidential treatment will be accorded such Confidential Information.

                  (b) The restrictions set forth in this Agreement are in addition to, not in lieu of, protections afforded to confidential information and trade secrets under applicable law. Nothing in this Agreement is intended to or shall be interpreted as diminishing or otherwise limiting the Company's rights under any applicable law protecting its trade secrets and confidential information.

         7.5 Return of Materials. Upon the request of the Company and, in any event, upon the termination of Executive's employment with the Company, Executive shall deliver to the Company all memoranda, notes, records, manuals or other documents (including, but not limited to, written instruments, voice or data recordings, or computer tapes, disks or files of any nature), including all copies of such materials and all documentation prepared or produced in connection therewith, pertaining to the performance of Executive's services for the Company, the business of the Company, its direct or indirect subsidiaries, and/or its Customers, or containing Trade Secrets or Confidential Information, whether made or compiled by Executive or furnished to Executive by virtue of his employment with the Company. Executive shall also deliver to the Company all computers, credit cards, telephones, office equipment, software, and other property the Company furnished to Executive by virtue of his employment with the Company.

         7.6 Nonsolicitation of Customers and Vendors. Executive hereby agrees that he will not, during the Nonsolicitation Period, in any manner (other than on behalf of the Company), directly or indirectly, without the written consent of the Company, solicit or attempt to solicit any Business from any current or former Customer or vendor of the Company, or any other party from which the Company derives revenues, with whom Executive had contact during the last eighteen months of his employment by the Company.

         7.7 Nonsolicitation of Employees. Executive hereby agrees that he/she will not, during the Nondisclosure Period, in any manner (other than as a employee of the Company), directly or indirectly, without the written consent of the Company, hire or solicit for hire on Executive's behalf or on behalf of any individual, firm, partnership, association, trust, company, corporation or other entity, any other employee of the Company or its direct or indirect


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

subsidiaries (whether or not such person would commit a breach of contract by accepting such employment).

         7.8 Reasonable and Necessary Restrictions. Executive acknowledges that during the course of his employment with the Company he has received or will receive and has had or will have access to Confidential Information and Trade Secrets, including but not limited to confidential and secret business and marketing plans, strategies, and studies, detailed client/customer lists and information relating to the operations and business requirements of those clients/customers and, accordingly, he is willing to enter into the covenants contained in this Agreement in order to provide the Company with what he considers to be reasonable protection of its interests. Executive acknowledges that the restrictions, prohibitions and other provisions in this Agreement are reasonable, fair and equitable in scope, terms and duration, are necessary to protect the legitimate business interests of the Company, and are a material inducement to the Company to employ or continue to employ Executive.

         7.9 Severability; Modification. In the event that any of the covenants contained herein in Section 7 are deemed unenforceable by a court of competent jurisdiction, Executive agrees that each of the covenants herein is severable from each of the others, and that a declaration of invalidity as to any one of the covenants shall not effect the enforceability of the others. Further, in the event one or more of the covenants herein is deemed unenforceable by a court of competent jurisdiction, the parties hereby agree and request that the court enforce the covenant(s) to the extent found reasonable by the court.

8. INDEMNIFICATION. Executive hereby represents as a material inducement to Company to enter into this Agreement that he/she is not subject to any restrictions, whether contractual or otherwise, in favor of any person, corporation, partnership, limited liability company or other entity, that in any manner limit his authority or ability to enter into this Agreement or otherwise to engage in the business of the Company. Executive further agrees to indemnify and hold harmless Company from and against any and all of its actual out-of-pocket costs, expenses, losses or damages incurred or caused as a result of the successful assertion of any claim that Executive is not authorized or able to enter into this Agreement or otherwise to engage in Company's business. The Company will at all times indemnify and defend Executive in accordance with the terms of its bylaws providing for the indemnification of its officers or directors generally.

9. NOTICES. Any notice given hereunder shall be in writing and be sent via certified mail, overnight courier service (with proof of delivery), or facsimile (with confirmation of receipt) and addressed to the appropriate party at the address, or sent to the facsimile number of the appropriate party, set forth below or at such other address, or facsimile number, as the party shall designate from time to time in a written notice. Notice shall be effective three (3) days after sent by certified mail, one (1) business day after sent by overnight courier service or upon receipt if sent by facsimile (receipt confirmed).


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



                  if to Executive:                 if to Company:

                  Todd Bottorff                    Flightserv.com
                  654 East Morningside Drive       Attn:  ________
                  Atlanta, GA  30324               ____________________
                  Facsimile:____________           ____________________
                                                   Facsimile: _________


10. BINDING EFFECT; ASSIGNABILITY. This Agreement shall inure to the benefit of and be binding upon Company, its successors and assigns. The Company may assign this Agreement, without Executive's consent, to any entity that controls or is controlled by Company, provided, however, that Executive's duties and obligations hereunder are not materially increased or decreased as a result of such assignment. Executive acknowledges that these services are unique and personal. Accordingly, Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement and any such attempt to assign shall be void.

11. WAIVER; AMENDMENT. No waiver or amendment of this Agreement, or any provision hereof, shall be valid unless such waiver or amendment is in writing and signed by the party sought to be charged therewith.

12. GOVERNING LAW. This Agreement shall be construed in accordance with the substantive laws of the State of Georgia without regard to the conflict of laws principles thereof.

13. SEVERABILITY. In the event that any provision of this Agreement shall be determined to be invalid by a court of competent jurisdiction, such determination shall in no way affect the validity or enforceability of any other provisions hereof.

14. ENTIRE AGREEMENT; MISCELLANEOUS. The parties acknowledge and agree that they are not relying on any representations, oral or written, other than those expressly contained herein. This Agreement supersedes all prior agreements, proposals, negotiations, conversations, discussions and course of dealing between the parties with respect to the subject matter hereof. Paragraph headings are for convenience of reference only and are not intended to create substantive rights or obligations. This Agreement may be executed in counterparts, each of which shall be deemed an original, and together shall constitute one and the same Agreement.


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



         IN WITNESS WHEREOF, this Agreement has been duly executed by the undersigned as of the day and year first above written.

                                            FLIGHTSERV.COM:


                                            By: /s/ Arthur G. Weiss
                                               ------------------------------
                                                Name: Arthur G. Weiss
                                                      -----------------------
                                                Title: Chairman
                                                      -----------------------

                                            EXECUTIVE:

                                            /s/ Todd Bottorff
                                            ---------------------------------
                                            Todd Bottorff


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